UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2011

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3301 30th Avenue S Grand Forks, North Dakota	58201-6009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (701) 757-1066

China Youth Media, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

Between September 23, 2011 and October 7, 2011, China Youth Media, Inc., now known as Midwest Energy Emissions Corp. (the “Company,” “we,” “our,” or “us”), sold in a private offering with three investors a total of 20.75 units with each unit consisting of 110 shares of the Company’s Series C Convertible Preferred Stock for total gross proceeds of $207,500.   Reference is made to the Current Report on Form 8-K filed on September 19, 2011 by the Company for a description of the terms and conditions of the Series C Convertible Preferred Stock and its automatic conversion under certain circumstances into shares of common stock.

The sale of the units and the securities contained therein were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the securities and had the ability to bear the economic risks of the investment, and that they had adequate access to information about the Company.

See Item 5.03 below for information on the Reverse Stock Split and Authorized Share Amendment which became effective as of October 7, 2011 which resulted, among other things, in the conversion of the outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock into shares of common stock.   The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, under Section 3(a)(9).

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective as of October 10, 2011, the Board of Directors of the Company has elected Richard H. Gross as Chief Financial Officer of the Company.

Mr. Gross, age 40, was Controller/Chief Financial Officer of S&G Manufacturing Group, LLC, a company which provides design, engineering, fabrication and installation solutions to diverse industries including food service, healthcare and retail, from June  2009 to October 7, 2011.   Prior thereto, and from April  2006 to March 2009, he was Associate Vice President of Business Development of JMAC, Inc., a private equity company.  From 2000 to 2006, Mr. Gross was controller of the Columbus Blue Jackets, a National Hockey League team.  Mr. Gross holds a Bachelor of Arts in Accounting from Otterbein College, Westerville, Ohio and has been a certified public accountant since 1997.

The Company and Richard H. Mr. Gross entered into an employment agreement, effective as of October 10, 2011, pursuant to which Mr. Gross agreed to be employed by the Company as Chief Financial Officer for a period of one year which may be renewed subject to the approval by the Board.  During the period of employment, Mr. Gross shall receive an annual base salary equal to $114,000.  Mr. Gross shall also be entitled to participate in all corporate 401k programs and health benefit plans instituted by the Company any yearly structured bonuses to be reviewed and approved by the Board.  The Company also agreed to grant Mr. Gross 50,000 shares of common stock as a signing bonus which will vest one year from the effective date of the employment agreement and Mr. Gross shall be entitled to participate in any stock option and incentive plans adopted by the Company.

Mr. Gross does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Gross and any other person pursuant to which he was selected as an officer, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Gross, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of Chairman of the Board

Effective as of October 12, 2011, the Board of Directors of the Company has elected John F. Norris, Jr. as Chairman of the Board of the Company.   Mr. Norris is also the current Chief Executive Officer which position he will retain. Richard MacPherson, who had been Chairman prior to Mr. Norris’s election, will continue to serve as the Company’s President, Secretary and Treasurer.

Mr. Norris, age 62, became our Chief Executive Officer on June 21, 2011 and has been a director since July 7, 2011. A Senior Executive with more than 30 years of experience in the electric utilities industry, his experience includes COO and CEO positions at mid-size companies and Senior Executive positions in major corporations with direct operational responsibility of tens of billions of dollars in assets, billions of dollars in annual revenues and over 8,000 employees.

Mr. Norris was retired from April 2010 through June 21, 2011.  Prior to his retirement, he was the President and Chief Executive Officer of Fuel Tech (FTEK), a company in the business of air pollution control, from June 2006 to April 1, 2010.  Previously, Mr. Norris had been a private consultant to clients in energy related industries, since 2003; Senior Vice President, Operations and Technical Services of American Electric Power, an electric utility, from 1999 until 2003; President and Chief Operating Officer of the American Bureau of Shipping Group, a business engaged in quality assurance and safety/risk assessments for shipping, pipelines and other energy, industrial and chemical industries, during 1999; and he was associated with Duke Energy Corporation, an electric utility also in the gas storage and pipelines business, from 1982 until 1999 in positions from Assistant Engineer to Senior Vice President, Chairman and Chief Executive Officer of Duke Energy Global Asset Development.

In June 2011, the Company and Mr. Norris entered into a two month consulting agreement which has been extended on a monthly basis pursuant to which Mr. Norris is entitled to receive $15,000 per month. The Company anticipates that it will enter into a formal employment agreement with Mr. Norris during the fourth quarter of 2011 containing terms as the parties shall agree.

Mr. Norris does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Norris and any other person pursuant to which he was selected as an officer, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Norris, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of October 7, 2011, we (i) changed our corporate name from “China Youth Media, Inc.” to “Midwest Energy Emissions Corp.” (the “Corporate Name Change”), and (ii) effected a reverse stock split of all the outstanding shares of our common stock at an exchange ratio of one for one hundred ten (1:110) (the “Reverse Stock Split”) and changed the number our authorized shares of common stock, par value $.001 per share, from 500,000,000 to 100,000,000 (the “Authorized Share Amendment”).

We will not issue any fractional share interests as a result of the Reverse Stock Split.  Instead, all fractional shares will be rounded up, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share.  No cash payment will be made to reduce or eliminate any fractional share interest.

The Corporate Name Change, Reverse Stock Split and Authorized Share Amendment (collectively, the “Corporate Actions”) were approved by the Board of Directors and by the holders of shares representing a majority of our voting securities which holders have given their written consent to such actions.  On August 24, 2011 (the “Record Date”), we received written consents to the foregoing actions from stockholders entitled to 2,962,936,737 votes (approximately 88.3% of the voting power of our shareholders as of the Record Date).  Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as stockholders’ approval.  In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, an Information Statement was mailed to stockholders.

Immediately prior to the effectiveness of the Corporate Actions, we had outstanding 341,735,841 shares of common stock, 10,000 shares of Series B Convertible Preferred Stock and 5,582.5 shares of Series C Convertible Preferred Stock.  As a result of the Reverse Stock Split and Authorized Share Amendment, the 341,735,841 shares of common stock outstanding have been reduced to approximately 3,106,690 shares of common stock.  In addition, the 10,000 shares of Series B Convertible Preferred Stock outstanding have automatically converted into approximately 27,386,819 shares of common stock, and the 5,582.5 shares of Series C Convertible Preferred Stock outstanding have automatically converted into 507,500 shares of common stock.  As a result, and following the effectiveness of the Corporate Actions, there are approximately 31,001,009 shares of common stock and no shares of preferred stock issued and outstanding.

Item 5.07    Submission of Matters to a Vote of Security Holders.

See Item 5.03.

Item 8.01    Other Events.

The Corporate Name Change and Reverse Stock Split described under Item 5.03 became effective with the OTCBB at the opening of trading on October 7, 2011.  Due to the Reverse Stock Split, FINRA has placed a “D” on the ticker symbol for 20 business days to signify that the Reverse Stock Split has occurred.  As a result, effective as of the opening of trading on October 7, 2011 and for the next 20 business days, our stock will trade under the symbol “CHYUD”.  Our new CUSIP number is 59833H101.

Holders of shares of our common stock are not required to exchange their certificates representing shares of common stock held prior to the Reverse Stock Split and Corporate Name Change for new certificates representing shares of common stock resulting from the Reverse Stock Split and Corporate Name Change.  If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to our transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of Delaware effective on October 7, 2011

10.1	Employment Agreement effective as of October 10, 2011 by and between Richard H. Gross and Midwest Energy Emissions Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST ENERGY EMISSIONS CORP. (Registrant)

Dated: October 14, 2011	By:	/s/ Richard MacPherson
Name: Richard MacPherson
Title: President